Exhibit 99.1

RADIATION THERAPY SERVICES HOLDINGS, INC.

PRESS RELEASE

Contact: Kerrin Gillespie Chief Financial Officer Radiation Therapy Services, Inc. 239-938-0971 Kerry.gillespie@rtsx.com	Investors: Amy Glynn / Nick Laudico The Ruth Group 646-536-7023 / 7030 aglynn@theruthgroup.com nlaudico@theruthgroup.com

Radiation Therapy Services Holdings, Inc. Acquires Medical Developers, LLC

Provides Strong Foothold in Latin America

FORT MYERS, FL, March 1, 2011 — Radiation Therapy Services Holdings, Inc. (“Radiation Therapy”) announced today that its wholly-owned subsidiary, Radiation Therapy Services International, Inc., has acquired Medical Developers, LLC (“MDLLC”), the leading private developer and operator of cancer treatment facilities in Latin America.

The total purchase price was approximately $80.0 million, consisting of $47.5 million in cash, $16.25 million in senior subordinated notes and $16.25 million in equity of affiliates of Radiation Therapy. The cash portion was financed through the issuance of $50.0 million of additional senior subordinated notes. Under the terms of the agreement, Radiation Therapy purchased an additional 72% of the business resulting in a 91% ownership interest in the Latin American entities.  MDLLC generated revenues of $53.1 million and pro forma adjusted EBITDA of $17.5 million in 2010, with respective growth rates of 28% and 36%.

“Medical Developers represents a great fit for Radiation Therapy from both a strategic and financial perspective,” said Dr. Daniel Dosoretz, President and Chief Executive Officer.  “With 29 centers in six Latin American countries, MDLLC serves to drive continued growth while also providing geographic and payer diversification.  Additionally, its significant foothold in the regions in which it operates positions Radiation Therapy to capitalize on the growing pipeline of opportunities for de novo centers and acquisitions.  From a financial perspective, MDLLC’s strong free cash flow and the structure of the transaction will have a deleveraging effect and further enable us to make investments in our long-term growth.”

About Radiation Therapy

Radiation Therapy, which operates radiation treatment centers primarily under the name of 21st Century Oncology, is a provider of advanced radiation therapy services to cancer patients.  The Company’s 95 treatment centers are clustered into 28 local markets in 16 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Rhode Island, South Carolina and West Virginia.  The Company is headquartered in Fort Myers, Florida.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  These statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the ability to promptly and effectively integrate the businesses of MDLLC and Radiation Therapy, the possibility that the expected efficiencies and cost savings from the acquisition of MDLLC will not be realized, or will not be realized within the expected time period,  and the Company’s ability to accurately estimate its and MDLLC’s future financial results and implement its strategies for growth.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to the Company’s and MDLLC’s actual financial results and those risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.